UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2015

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 14, 2015 (the “2015 Annual Meeting”) in New York, New York. Stockholders representing 47,156,136 shares of common stock, or 88.14% of the shares of common stock outstanding as of the March 31, 2015 record date, were present in person or were represented at the meeting by proxy. The items listed below were submitted to a vote of the stockholders present, in person or by proxy, and entitled to vote at the 2015 Annual Meeting. Final voting results are shown below.

(1)	Election of the following individuals to hold office as directors of the Company for terms of one year.

Number of Shares Voted
Name	For	Withheld
Eric A. Rose, M.D.	24,632,025	3,234,980

James J. Antal	24,532,745	3,334,260

Michael J. Bayer	24,648,945	3,218,060

Thomas E. Constance	24,531,115	3,335,890

Jeffrey B. Kindler	24,647,445	3,219,560

Joseph W. Marshall, III	19,375,519	8,491,486

Paul G. Savas	19,040,050	8,826,955

Bruce Slovin	19,370,998	8,496,007

Andrew Stern	24,610,545	3,256,460

With respect to each director nominee, there were 19,289,131 Broker Non Votes.

(2)	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015. Our stockholders ratified the appointment of PricewaterhouseCoopers LLP.

Number of Shares Voted
For	Against	Abstain
46,516,442	587,449	52,245

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	Chief Financial Officer

Date: May 15, 2015